WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE> 5
<MULTIPLIER>  1

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          OCT-30-1998
<PERIOD-START>                               ???????
<PERIOD-END>                               OCT-30-1998
<CASH>                                             162
<SECURITIES>                                         0
<RECEIVABLES>                                   32,063
<ALLOWANCES>                                   (1,619)
<INVENTORY>                                     13,346
<CURRENT-ASSETS>                                44,916
<PP&E>                                          79,899
<DEPRECIATION>                                (55,017)
<TOTAL-ASSETS>                                  71,852
<CURRENT-LIABILITIES>                           61,907
<BONDS>                                          2,354
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         8,859
<OTHER-SE>                                    (38,370)
<TOTAL-LIABILITY-AND-EQUITY>                    71,852
<SALES>                                        143,558
<TOTAL-REVENUES>                               143,558
<CGS>                                          130,362
<TOTAL-COSTS>                                  143,962
<OTHER-EXPENSES>                                 1,067
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               8,379
<INCOME-PRETAX>                                (9,850)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (9,850)
<DISCONTINUED>                                 (1,885)
<EXTRAORDINARY>                                (1,886)
<CHANGES>                                            0
<NET-INCOME>                                  (13,621)
<EPS-BASIC>                                   (1,54)
<EPS-DILUTED>                                   (1.54)

     Values represent the interim year-to-date figures. All Division of
Corporation Finance Schedules will consist of a SINGLE COLUMN of numbers unless a registration statement containing information for a complete fiscal year as well as for an interim period is the first filing submitted with new financials during that year. In that case, the filer will use two columns--one for the year period and a second for the interim period. Financial Data Schedules for Investment Management companies will have one column of numbers. Each schedule may contain up to five columns of numbers; however, most will contain ONLY ONE.
